  Exhibit 4.1

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.
6011 Connection Drive
Irving, Texas 75039

December 9, 2016

Meridian Waste Solutions, Inc.
12540 Broadwell Road
Suite 1203
Milton, GA 30004
Attention: Jeff Cosman

Waiver and Consent Letter
Ladies and Gentlemen:
We refer to that certain Credit and Guaranty Agreement, dated as of December 22, 2015, by and among HERE TO SERVE – MISSOURI WASTE DIVISION, LLC, a Missouri limited liability company (“HTS MWD”), HERE TO SERVE – GEORGIA WASTE DIVISION, LLC, a Georgia limited liability company (“HTS GWD”), BROOKLYN CHEESECAKE & DESSERT ACQUISITION CORP., a New York corporation (“BCDA”), MERIDIAN LAND COMPANY, LLC, a Georgia limited liability company (“MLC”), CHRISTIAN DISPOSAL, LLC, a Missouri limited liability company (“Christian Disposal”), and FWCD, LLC, a Missouri limited liability company (“FWCD” and together with HTS MWD, HTS GWD, BCDA, MLC, and Christian Disposal, the “Companies” and each, a “Company”), MERIDIAN WASTE SOLUTIONS, INC., a New York corporation (“Holdings”) and certain subsidiaries of Holdings, the Lenders from time to time party thereto and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent and Lead Arranger, as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of March 9, 2016 (the “First Amendment”), by that certain Second Amendment to Credit and Guaranty Agreement, dated as of July 19, 2016 (the “Second Amendment”), by that certain Waiver and Amendment Letter, dated August 16, 2016 (the “Third Amendment”), by that certain Fourth Amendment to Credit and Guaranty Agreement, dated as of November 11, 2016 (the “Fourth Amendment”), and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms defined in the Credit Agreement are used herein as defined therein.
Waiver
At your request, the Administrative Agent and Lenders hereby waive the required mandatory prepayment of the Loans under Section 2.13(c) of the Credit Agreement with respect to any Cash proceeds received in connection with the issuance, on or prior to December 31, 2016, of common stock of Holdings offered pursuant to a Qualified Offering (as defined in that certain Warrant Cancellation and Stock Issuance Agreement, dated as of December 9, 2016, by and between Holdings and Goldman, Sachs & Co. (the “Warrant Cancellation”)) under that certain Form S-1 Registration Statement filed with the Securities and Exchange Commission on September 9, 2016 (as amended by that certain Amendment No. 1 to Form S-1, filed with the Securities and Exchange Commission on November 18, 2016 and that certain Amendment No. 2 to Form S-1, filed with the Securities and Exchange Commission on December 5, 2016).

Consents
At your request and notwithstanding the provisions of Sections 6.5 and 6.20 of the Credit Agreement, the Administrative Agent and Lenders consent to the payment in full of the Drury Note, on or prior to December 31, 2016, with Cash proceeds received in connection with the Qualified Offering (as defined in the Warrant Cancellation).
At your request and notwithstanding any provision of the Credit Agreement or other Credit Documents to the contrary, upon satisfaction of the conditions to effectiveness in Section 1 of the Warrant Cancellation, the Administrative Agent and Lenders consent to the cancellation of the Warrants on the terms and conditions set forth in the Warrant Cancellation.
Nothing herein, nor any communications among Administrative Agent, any Lender or any Credit Party shall be deemed a waiver with respect to any Events of Default, or any waiver of a future failure of any Credit Party to comply fully with any provision of the Credit Agreement or any provision of any other Credit Document (including, but not limited to, any possible future Event of Default of which the Administrative Agent or any Lender may have been advised). Without limiting the generality of the foregoing, notwithstanding the terms of the Second Amendment or that certain Waiver and Consent Letter, dated as of September 9, 2016, by the Administrative Agent to Holdings and the Companies, from and after the date hereof, no additional issuances of Series C Preferred Stock of Holdings (or any other Capital Stock of Holdings other than common shares of Capital Stock) shall be permitted without the prior written consent of the Administrative Agent and Requisite Lenders.
Except as expressly provided herein, the Credit Agreement shall continue in full force and effect, and the waiver and consent set forth above are limited solely to the matters stated above and shall not be deemed to be a waiver or amendment of, or consent to departure from, any other provision of the Credit Agreement. Without limiting the foregoing, except as expressly provided herein, the Administrative Agent and Lenders expressly reserve all of their rights, powers, privileges and remedies under the Credit Agreement, the other Credit Documents and applicable law. This amendment letter is a Credit Document. This waiver letter shall be governed by, and construed in accordance with the internal laws of the State of New York. Delivery of an executed signature page of this letter by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
[remainder of page intentionally left blank]

Very truly yours,

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.,
as Administrative Agent, Lead Arranger and Collateral Agent

By: /s/ Stephen W. Hipp
      Name: Stephen W. Hipp
       Title: Senior Vice President

GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC.,
as a Lender

By: /s/ Stephen W. Hipp
       Name: Stephen W. Hipp
       Title: Senior Vice President

ACKNOWLEDGED AND AGREED:

HERE TO SERVE – MISSOURI WASTE DIVISION, LLC

By: /s/ Jeffrey Cosman
       Name: Jeffrey Cosman
       Title: Manager

MERIDIAN WASTE SOLUTIONS, INC., as Holdings

By: /s/ Jeffrey Cosman
       Name: Jeffrey Cosman
       Title: Chief Executive Officer

HERE TO SERVE – GEORGIA WASTE DIVISION, LLC

By: /s/ Jeffrey Cosman
       Name: Jeffrey Cosman
       Title: Manager

BROOKLYN CHEESECAKE & DESSERT ACQUISITION CORP.

By: /s/ Jeffrey Cosman
       Name: Jeffrey Cosman
       Title: President

MERIDIAN LAND COMPANY, LLC

By: /s/ Jeffrey Cosman
       Name: Jeffrey Cosman
       Title: President

CHRISTIAN DISPOSAL, LLC

By: /s/ Jeffrey Cosman
       Name: Jeffrey Cosman
       Title: President

FWCD, LLC

By: /s/ Jeffrey Cosman
       Name: Jeffrey Cosman
       Title: President